                                                                      EXHIBIT 32

                                  CERTIFICATION

         The undersigned chief executive officer and chief financial officer of the registrant each certifies pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge, this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that to his knowledge, the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

         A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to EnPro Industries, Inc. and will be retained by EnPro Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: November 12, 2003             /s/ Ernest F. Schaub
                               -------------------------------------------------
                               Ernest F. Schaub
                               President and Chief Executive Officer

Date: November 12, 2003             /s/ William Dries
                               ------------------------------------------------
                               William Dries
                               Senior Vice President and Chief Financial Officer